EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces Fourth Quarter and Fiscal Year 2020 Financial Results

WEST JORDAN, Utah, March 31, 2021 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's Warehouse" or the “Company”) (Nasdaq: SPWH) today announced financial results for the thirteen and fifty-two weeks ended January 30, 2021.

“Sportsman’s Warehouse finished fiscal 2020 with record performance for the fourth quarter and full year. I am proud of our associates who made tremendous efforts to safely serve our customers,” said Jon Barker, Sportsman’s Warehouse CEO. “Fourth quarter same store sales increased 58% compared to the same period last year due to an exceptionally strong holiday season, elevated participation in outdoor activities, and our continued market share gains in firearms. For fiscal year 2020, we grew same store sales by 48% compared to the prior year as we capitalized on historic surges in first-time firearm ownership and outdoor activity participation.”

Mr. Barker continued, “We continue to expand digitally as well as through additional brick-and-mortar stores. In 2020, we opened nine new Sportsman’s Warehouse stores and one Legacy Shooting Center, taking our total store count to 112.”

Pending Merger with Great Outdoors Group, LLC

As previously announced on December 21, 2020, Great Outdoors Group, LLC has agreed to acquire Sportsman’s Warehouse Holdings, Inc. for $18.00 per share in an all cash transaction. The transaction has been approved by the board of directors of Sportsman’s Warehouse and the stockholders of Sportsman’s Warehouse approved the merger at the special stockholders meeting held on March 23, 2021. Completion of the merger is subject to the satisfaction of several conditions, including the expiration or termination of any applicable waiting period (and any extensions thereof) relating to the merger under the Hart-Scott-Rodino Act. Assuming receipt of required clearance pursuant to the Hart-Scott-Rodino Act and timely satisfaction of other conditions to closing, we currently expect the closing of the merger to occur in the second half of calendar year 2021.

Due to the pending acquisition by Great Outdoors Group, LLC, Sportsman’s Warehouse management will not be hosting an earnings conference call and will not be providing forward looking guidance.

For the thirteen weeks ended January 30, 2021:

  Net sales were $438.2 million, an increase of $180.0 million, or 69.7%, compared to the fourth quarter of fiscal year 2019. The net sales increase was primarily due to an exceptional surge in demand across all major categories, led by our hunting and shooting category, as well as strong growth in our ecommerce platform compared to the prior year period.

  Same store sales increased 57.7% during the fourth quarter of 2020 compared to the fourth quarter of 2019.

  Gross profit was $142.0 million or 32.4% of net sales, compared to $85.0 million or 32.9% of net sales in the comparable prior year period, a year-over-year increase of $57.0 million in gross profit and a 50-basis point decrease in gross profit margin.

  Net income was $29.6 million compared to net income of $9.7 million in the fourth quarter of 2019. Adjusted net income was $33.5 million compared to adjusted net income of $9.3 million in the fourth quarter of 2019 (see “GAAP and Non-GAAP Measures”).

  Adjusted EBITDA was $51.5 million compared to $19.6 million in the comparable prior year period (see "GAAP and Non-GAAP Measures").

  Diluted earnings per share were $0.66 compared to a diluted earnings per share of $0.22 in the comparable prior year period. Adjusted diluted earnings per share were $0.75 compared to adjusted diluted earnings per share of $0.21 for the comparable prior year period (see "GAAP and Non-GAAP Measures").

For the fifty-two weeks ended January 30, 2021:

  Net sales were $1,451.8 million, an increase of $565.4 million, or 63.8%, compared to fiscal year 2019. The net sales increase was primarily due to an exceptional surge in demand across all major categories, led by our hunting and shooting category, as well as strong growth in our ecommerce platform compared to the prior year.

  Same store sales increased 48.3% during fiscal year 2020 compared to fiscal year 2019.

  Gross profit was $476.4 million or 32.8% of net sales, as compared to $296.6 million or 33.5% of net sales for the comparable prior year, a year-over-year increase of $179.8 million in gross profit and a 70-basis point decrease in gross profit margin.

  Net income was $91.4 million compared to net income of $20.2 million in fiscal year 2019. Adjusted net income was $99.1 million compared to adjusted net income of $20.6 million in fiscal year 2019 (see “GAAP and Non-GAAP Measures”).

  Adjusted EBITDA was $163.2 million compared to $59.0 million in fiscal year 2019 (see "GAAP and Non-GAAP Measures").

  Diluted earnings per share were $2.06 for fiscal year 2020 compared to diluted earnings per share of $0.46 last year. Adjusted diluted earnings per share were $2.23 for fiscal year 2020 compared to adjusted diluted earnings per share of $0.47 last year (see "GAAP and Non-GAAP Measures").

Balance sheet highlights as of January 30, 2021:

  The Company was in a net cash position at the end of fiscal year 2020 with $65.5 million in cash on hand and no borrowings outstanding under the Company’s revolving credit facility. We also repaid in full our term loan during fiscal year 2020.

  Total liquidity was $220 million as of the end of fiscal 2020, comprised of $155 million of availability on the revolving credit facility and $65 million of cash on hand.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted income from operations, adjusted net income, adjusted diluted earnings per share and Adjusted EBITDA. We define adjusted income from operations and adjusted net income as income from operations and net income, respectively, in each case, plus expenses incurred relating to bonuses and increased wages paid to front-line and non-executive back office associates due to COVID-19, costs incurred for the recruitment and hiring of key members of management, expenses incurred relating to the acquisition of Field and Stream store locations and the pending merger with the Great Outdoors Group, LLC, a legal settlement accrual, and the costs and impairments recorded relating to the closure of one store during the first quarter of 2020, less the gain on a bargain purchase of tangible assets acquired in connection with the Field & Stream store locations acquired during fiscal year 2020 and recognized tax benefits, as applicable. We define adjusted diluted earnings per share as adjusted net income divided by diluted weighted average shares outstanding. We define Adjusted EBITDA as net income plus interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation expense, bonuses and increased wages paid to front-line and non-executive back office associates due to COVID-19, expenses incurred relating to the acquisition of Field and Stream store locations and the pending merger with the Great Outdoors Group, LLC, pre-opening expenses, the costs and impairments recorded relating to the closure of one store during the first quarter of 2020, a legal settlement accrual costs incurred for the recruitment and hiring of key members of management, less the gain on a bargain purchase of tangible assets acquired in connection with the Field & Stream store locations acquired during fiscal year 2020. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our ability to close on the planned merger with Great Outdoors Group, LLC. Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to:  the potential impact of, and any potential developments related to, the pending merger with Great Outdoors Group, including the risk that the conditions to the consummation of the merger are not satisfied or waived, litigation challenging the merger, the impact on our stock price, business, financial condition and results of operations if the merger is not consummated, and the potential negative impact to our business and employee relationships due to the merger; current and future government regulations; the potential effects of COVID-19; the Company’s retail-based business model; general economic, market and other conditions and changes in consumer spending; the Company’s concentration of stores in the Western United States; competition in the outdoor activities and specialty retail market; changes in consumer demands; the Company’s expansion into new markets and planned growth; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 1, 2020 which was filed with the SEC on April 9, 2020, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contacts:
Robert Julian, Chief Financial Officer
Caitlin Howe, Vice President, Corporate Development & Investor Relations
(801) 566-6681
investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	For the Thirteen Weeks Ended

	January 30, 2021	% of net sales	February 1, 2020	% of net sales	YOY Variance

Net sales	$438,195	100.0%	$258,152	100.0%	$180,043
Cost of goods sold	296,190	67.6%	173,125	67.1%	123,065
Gross profit	142,005	32.4%	85,027	32.9%	56,978

Operating expenses:
Selling, general and administrative expenses	102,630	23.4%	71,842	27.8%	30,788
Income from operations	39,375	9.0%	13,185	5.1%	26,190
Interest expense	419	0.1%	1,443	0.6%	(1,024)
Income before income tax expense	38,956	8.9%	11,742	4.5%	27,214
Income tax expense	9,389	2.1%	2,059	0.8%	7,330
Net income	$29,567	6.8%	$9,683	3.7%	$19,884

Earnings per share
Basic	$0.68		$0.22		$0.45
Diluted	$0.66		$0.22		$0.44

Weighted average shares outstanding
Basic	43,622		43,253		369
Diluted	44,681		43,796		885

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	For the Fifty-Two Weeks Ended

	January 30, 2021	% of net sales	February 1, 2020	% of net sales	YOY Variance

Net sales	$1,451,767	100.0%	$886,401	100.0%	$565,366
Cost of goods sold	975,313	67.2%	589,768	66.5%	385,545
Gross profit	476,454	32.8%	296,633	33.5%	179,821

Operating expenses:
Selling, general and administrative expenses	353,706	24.4%	263,169	29.7%	90,537
Income from operations	122,748	8.4%	33,464	3.8%	89,284
Bargain purchase gain	(2,218)	(0.2%)	-	0.0%	(2,218)
Interest expense	3,506	0.2%	7,995	0.9%	(4,489)
Income (loss) before income tax expense	121,460	8.2%	25,469	2.9%	95,991
Income tax expense (benefit)	30,080	2.1%	5,254	0.6%	24,826
Net Income	$91,380	6.1%	$20,215	2.3%	$71,165

Earnings per share
Basic	$2.10		$0.47		$1.63
Diluted	$2.06		$0.46		$1.59

Weighted average shares outstanding
Basic	43,525		43,166		359
Diluted	44,430		43,588		842

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	January 30, 2021	February 1, 2020
Current assets:
Cash	$65,525	$1,685
Accounts receivable, net	581	904
Merchandise inventories	243,434	275,505
Income tax receivable	-	812
Prepaid expenses and other	15,113	12,732
Total current assets	324,653	291,638
Operating lease right of use asset	235,262	224,520
Property and equipment, net	99,118	98,767
Goodwill	1,496	1,496
Definite lived intangible assets, net	289	220
Total assets	$660,818	$616,641

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$77,441	$38,157
Accrued expenses	109,056	70,118
Operating lease liability, current	36,014	34,487
Income taxes payable	4,917	-
Revolving line of credit	-	116,078
Current portion of long-term debt, net of discount and debt issuance costs	-	5,936
Total current liabilities	227,428	264,776

Long-term liabilities:
Long-term debt, net of discount, debt issuance costs, and current portion	-	23,781
Deferred income taxes	434	562
Operating lease liability, noncurrent	228,296	217,254
Total long-term liabilities	228,730	241,597
Total liabilities	456,158	506,373

Stockholders’ equity:
Common stock	436	433
Additional paid-in capital	89,815	86,806
Accumulated earnings	114,409	23,029
Total stockholders’ equity	204,660	110,268
Total liabilities and stockholders' equity	$660,818	$616,641

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	January 30, 2021	February 1, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$91,380	$20,215
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	21,801	19,294
Amortization of discount on debt and deferred financing fees	535	339
Amortization of Intangible assets	28	26
Loss (gain) on asset dispositions	804	(311)
Gain on bargain purchase	(2,218)	-
Noncash operating lease expense	25,307	27,009
Deferred income taxes	(919)	710
Stock based compensation	3,302	2,104
Change in assets and liabilities, net of amounts acquired:
Accounts receivable, net	323	(655)
Operating lease liabilities	(24,390)	(28,374)
Merchandise inventory	39,938	20,247
Prepaid expenses and other	(2,633)	(1,571)
Accounts payable	37,812	12,709
Accrued expenses	42,017	8,774
Income taxes payable and receivable	5,729	(2,650)
Net cash provided by operating activities	238,816	77,866

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net of amounts acquired	(19,754)	(30,372)
Acquisition of Field and Stream stores, net of cash acquired	(6,473)	(28,536)
Proceeds from deemed sales-leaseback transactions	-	9,533
Proceeds from sale of property and equipment	-	311
Net cash used in investing activities	(26,227)	(49,064)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on line of credit	(116,078)	(28,228)
(Decrease) Increase in book overdraft	(2,381)	5,530
Proceeds from issuance of common stock per employee stock purchase plan	580	403
Payment of withholdings on restricted stock units	(870)	(369)
Principal payments on long-term debt	(30,000)	(6,000)
Net cash used in financing activities	(148,749)	(28,664)

Net change in cash	63,840	138
Cash at beginning of year	1,685	1,547
Cash at end of period	$65,525	$1,685

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP net income and GAAP dilutive earnings per share to adjusted net income and adjusted diluted earnings per share:

	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Numerator:
Net income	$29,567	$9,683	$91,380	$20,215
Acquisition costs (1)	3,379	275	3,710	662
Hazard pay (2)	1,926	-	6,526	-
Store closing write-off (3)	-	-	1,039	-
Legal accrual (4)	-	-	2,125	-
Gain on bargain purchase (5)	-	-	(2,218)	-
Executive transition costs (6)	-	147	-	770
Non-recurring tax benefit (9)	-	(686)	-	(686)
Less tax benefit	(1,385)	(109)	(3,497)	(370)
Adjusted net income	$33,487	$9,310	$99,065	$20,591

Denominator:
Diluted weighted average shares outstanding	44,681	43,796	44,430	43,588

Reconciliation of earnings per share:
Dilutive earnings per share	$0.66	$0.22	$2.06	$0.46
Impact of adjustments to numerator and denominator	0.09	(0.01)	0.17	0.01
Adjusted diluted earnings per share	$0.75	$0.21	$2.23	$0.47

Reconciliation of net income to adjusted EBITDA:
	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Net income	$29,567	$9,683	$91,380	$20,215
Interest expense	419	1,443	3,506	7,995
Income tax expense (benefit)	9,389	2,059	30,080	5,254
Depreciation and amortization	5,816	5,230	21,830	19,321
Stock-based compensation expense (7)	867	538	3,302	2,104
Pre-opening expenses (8)	164	211	1,942	2,695
Acquisition costs (1)	3,379	275	3,710	662
Hazard pay (2)	1,926	-	6,526	-
Store closing write-off (3)	-	-	1,039	-
Gain on bargain purchase (5)	-	-	(2,218)	-
Legal accrual (4)	-	-	2,125	-
Executive transition costs (6)	-	147	-	770
Adjusted EBITDA	$51,527	$19,586	$163,222	$59,016

(1) Expenses incurred relating to the acquisition of Field & Stream stores and the announced merger with the Great Outdoors Group, LLC.
(2) Expense incurred relating to bonuses and increased wages paid to front-line and non-executive back office associates due to COVID-19.
(3) Costs and impairments recorded relating to the closure of one store during the first quarter of 2020.
(4) Accrual relating to pending labor litigation in the state of California.
(5) Excess of fair value over the purchase price of tangible assets acquired in connection with the Field & Stream stores acquired during fiscal year 2020.
(6) Costs incurred for the recruitment and hiring of key members of management.
(7) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2019 Performance Incentive Plan and employee stock purchase plan.
(8) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a new store location.
(9) Non-recurring tax benefit recognized due to our return to provision adjustments recorded in conjunction with the estimates used in the preparation of our 2019 provision.